Exhibit 99.1

Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 Fax: (914) 789-2817 (914) 789-2800 www.progenics.com

Contact:	Amy Martini
Corporate Affairs
(914) 789-2816
amartini@progenics.com

PROGENICS PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

TARRYTOWN, N.Y., Nov. 28, 2012 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced today that it is offering to sell, subject to market and other conditions, shares of its common stock pursuant to an effective shelf registration statement in an underwritten public offering. Progenics also intends to grant the underwriter a 30-day option to purchase additional shares of common stock. All of the shares to be sold in the offering are to be sold by Progenics, with the proceeds to be used for research and development and general corporate purposes. Jefferies & Company, Inc. is acting as sole book-running manager for the proposed offering.

A shelf registration statement relating to the shares of common stock described above has been filed with and declared effective by the U.S. Securities and Exchange Commission. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any offer, if at all, will be made only by means of a prospectus, including a preliminary prospectus supplement, forming part of the effective shelf registration statement.

A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on its web site at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Jefferies & Company, Inc., Equity Syndicate Prospectus Department, at 520 Madison Avenue, New York, New York, 10022, or by calling (877) 547-6340, or by emailing Prospectus_Department@Jefferies.com.

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, N.Y., is a biopharmaceutical company dedicated to developing innovative medicines to treat disease, with a focus on cancer and related conditions. Progenics’ pipeline candidates include PSMA ADC, a fully human monoclonal antibody-drug conjugate in Phase 2 testing for treatment of prostate cancer, and preclinical stage novel phosphoinositide 3-kinase (PI3K) inhibitors for the treatment of cancer. Progenics has exclusively licensed development and commercialization rights for its first commercial product, Relistor®, to Salix Pharmaceuticals, Inc. for markets worldwide other than Japan, where Ono Pharmaceutical Co., Ltd. holds an exclusive license for the subcutaneous formulation. Relistor (methylnaltrexone bromide) subcutaneous injection is a first-in-class treatment for opioid-induced constipation approved in more than 50 countries for patients with advanced illness. For more information, please visit www.progenics.com and www.relistor.com.

This press release may contain projections and other forward-looking statements regarding future events. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, market and other conditions; the satisfaction of customary closing conditions related to the proposed offering; the cost, timing and results of clinical trials and other development activities; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; and possible safety or efficacy concerns, general business, financial and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and periodic reports and filings with the U.S. Securities and Exchange Commission. Progenics is providing the information in this press release as of its date and does not undertake any obligation to update or revise it, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release.